Exhibit 10.4



                                        May 25, 2010


To:  EZJR, Inc.
     2235 E. Flamingo, Suite 114
     Las Vegas, NV  89119


This confirms that as Chief Executive Officer of EZJR ("the Company"), I have made a personal commitment to continue to fund the operations of the Company, at my own expense for the next twelve months without seeking reimbursement from the Company. Additionally, as the sole officer and director of the Company, I agree not be compensated for my services to the Company, until the Company can generate a profit on a regular basis. This commitment stays in force as long as I serve as the CEO/Director of the Company.

Further, the Company has no employment agreements in place, and as the sole officer/director, I agree not be compensated for services previously provided.

Therefore, as the sole officer of the Company I have agreed to contribute capital to the Company, to keep the Company operational and maintain its fully reporting requirements.


Sincerely,

 /s/  T J Jesky
---------------------------------
      T J Jesky
Its:  Principal Executive Officer



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